Exhibit 19(b)

SECTION 906 CERTIFICATION

This certification is provided pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, and accompanies the report on Form N-CSR furnished to the Securities and Exchange Commission on the date hereof of Apollo S3 Private Markets Fund (the “Fund”).

Steve Lessar, President and Chief Executive Officer of the Fund, and Michael Rucker, Treasurer and Chief Financial Officer of the Fund, each certify that:

1.	The Form N-CSR fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:	/s/ Steve Lessar
Steve Lessar
Chief Executive Officer, President, Trustee and Principal Executive Officer

By:	/s/ Michael Rucker
Michael Rucker
Treasurer, Chief Financial Officer and Principal Financial Officer

Date: June 2, 2026

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.